                          Composite Conformed Copy
                                    of
                           Note Purchase Agreement
                        Dated as of December 15, 1995
                                    Re:
                  $40,000,000 6.81% Senior Notes, Series A,
                            Due December 15, 2005
                                    and
                  $35,000,000 6.70% Senior Notes, Series B,
                            Due December 15, 2005
                                    of

PITTWAY CORPORATION
Separate Note Purchase Agreements, each dated as of December 15, 1995, in the form attached hereto, were entered into among Pittway Corporation and the institutions named below. Each of said Note Purchase Agreements was executed on behalf of Pittway Corporation by Paul R. Gauvreau, its Financial Vice President and Treasurer. The separate Note Purchase Agreements were addressed to the institutions as shown on Schedule A attached to said Note Purchase Agreements and were accepted by the officers of the respective institutions as shown below:

METROPOLITAN LIFE INSURANCE COMPANY
By /s/  John R. Endres
Its Assistant Vice-President

METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY
By /s/  Anthony J. Williamson
Its Vice President and Assistant Treasurer

NATIONWIDE LIFE INSURANCE COMPANY
By /s/  Jeffrey G. Milburn
Its Vice President
Corporate Fixed-Income Securities

EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU
By /s/  Jeffrey G. Milburn
Its Attorney-in-Fact

WEST COAST LIFE INSURANCE COMPANY
By /s/  Jeffrey G. Milburn
Its Attorney-in-Fact

                           Pittway Corporation
                               $40,000,000
          6.81% SENIOR NOTES, SERIES A, DUE DECEMBER 15, 2005
                                   AND
                               $35,000,000
          6.70% SENIOR NOTES, SERIES B, DUE DECEMBER 15, 2005
                              _____________

                         Note Purchase Agreement

                              _____________



                      DATED AS OF DECEMBER 15, 1995

                              Table of Contents

                        (Not a part of the Agreement)

SECTION                           HEADING                                 PAGE

SECTION 1.      Authorization of Notes......................................1

SECTION 2.      Sale and Purchase of Notes..................................1

SECTION 3.      Closing.....................................................2

SECTION 4.      Conditions to Closing.......................................2

   Section 4.1.   Representations and Warranties............................2
   Section 4.2.   Performance; No Default...................................2
   Section 4.3.   Compliance Certificates...................................3
   Section 4.4.   Opinions of Counsel.......................................3
   Section 4.5.   Purchase Permitted By Applicable Law, Etc.................3
   Section 4.6.   Sale of Other Notes.......................................3
   Section 4.7.   Payment of Special Counsel Fees...........................3
   Section 4.8.   Private Placement Number..................................3
   Section 4.9.   Changes in Corporate Structure............................4
   Section 4.10.  Proceedings and Documents.................................4

SECTION 5.      Representations and Warranties of the Company...............4

   Section 5.1.   Organization; Power and Authority.........................4
   Section 5.2.   Authorization, Etc........................................4
   Section 5.3.   Disclosure................................................4
   Section 5.4.   Organization and Ownership of Shares of Subsidiaries;
                  Affiliates................................................5
   Section 5.5.   Financial Statements......................................5
   Section 5.6.   Compliance with Laws, Other Instruments, Etc..............6
   Section 5.7.   Governmental Authorizations, Etc..........................6
   Section 5.8.   Litigation; Observance of Agreements, Statutes and Orders.6
   Section 5.9.   Taxes.....................................................7
   Section 5.10.  Title to Property; Leases.................................7
   Section 5.11.  Licenses, Permits, Etc....................................7
   Section 5.12.  Compliance with ERISA.....................................7
   Section 5.13.  Private Offering by the Company...........................8
   Section 5.14.  Use of Proceeds; Margin Regulations.......................9
   Section 5.15.  Existing Debt and Indebtedness; Future Liens..............9
   Section 5.16.  Status under Certain Statutes.............................9
   Section 5.17.  Environmental Matters.....................................9

SECTION 6.     Representations of the Purchaser............................10

   Section 6.1.   Purchase for Investment..................................10
   Section 6.2.   Source of Funds..........................................10

SECTION 7.     Information as to Company...................................12

   Section 7.1.   Financial and Business Information.......................12
   Section 7.2.   Officer's Certificate....................................15
   Section 7.3.   Inspection...............................................16

SECTION 8.     Prepayment of the Notes.....................................16
   Section 8.1.   Required Prepayments.....................................16
   Section 8.2.   Optional Prepayments with Make-Whole Amount..............16
   Section 8.3.   Optional Prepayment of Series B Notes Without Premium....17
   Section 8.4.   Allocation of Partial Prepayments........................17
   Section 8.5.   Maturity; Surrender, Etc.................................17
   Section 8.6.   Purchase of Notes........................................18
   Section 8.7.   Make-Whole Amount........................................18

SECTION 9.     Affirmative Covenants.......................................19
   Section 9.1.   Compliance with Law......................................19
   Section 9.2.   Insurance................................................20
   Section 9.3.   Maintenance of Properties................................20
   Section 9.4.   Payment of Taxes and Claims..............................20
   Section 9.5.   Corporate Existence, Etc.................................20

SECTION 10.    Negative Covenants Applicable to Series A Notes.............21
   Section 10.1.  Limitation on Debt of Restricted Subsidiaries............21
   Section 10.2.  Maintenance of Financial Condition.......................21
   Section 10.3.  Limitation on Liens......................................21
   Section 10.4.  Sales of Assets..........................................23
   Section 10.5.  Limitation on Designation of Unrestricted Subsidiaries...24
   Section 10.6.  Amendments of Series B Notes.............................24
   Section 10.7.  Loans to Officers, Etc...................................24

SECTION 11.    Negative Covenants Applicable to Series B Notes.............24
   Section 11.1.  Limitation on Indebtedness of Restricted Subsidiaries....24
   Section 11.2.  Maintenance of Financial Condition.......................24
   Section 11.3.  Limitation on Liens......................................25
   Section 11.4.  Sales of Assets..........................................26

SECTION 12.    Negative Covenants Applicable to All Notes..................27
   Section 12.1.  Sale and Leaseback.......................................27

   Section 12.2.  Restricted Payments......................................27
   Section 12.3.  Permitted Investments....................................28
   Section 12.4.  Transactions with Affiliates.............................28
   Section 12.5.  Merger, Consolidation, Etc...............................28
   Section 12.6.  Designation of Restricted and Unrestricted Subsidiaries..29

SECTION 13.    Events of Default...........................................30

SECTION 14.    Remedies on Default, Etc....................................32
   Section 14.1.  Acceleration.............................................32
   Section 14.2.  Other Remedies...........................................33
   Section 14.3.  Rescission...............................................34
   Section 14.4.  No Waivers or Election of Remedies, Expenses, Etc........34

SECTION 15.    Registration; Exchange; Substitution of Notess..............34
   Section 15.1.  Registration of Notes....................................34
   Section 15.2.  Transfer and Exchange of Notes...........................35
   Section 15.3.  Replacement of Notes.....................................35

SECTION 16.    Payments on Notes...........................................36
   Section 16.1.  Place of Payment.........................................36
   Section 16.2.  Home Office Payment......................................36

SECTION 17.    Expenses, Etc...............................................36
   Section 17.1.  Transaction Expenses.....................................36
   Section 17.2.  Survival.................................................37

SECTION 18.    Survival of Representations and Warranties;
               Entire Agreement............................................37

SECTION 19.    Amendment and Waiver........................................37
   Section 19.1.  Requirements.............................................37
   Section 19.2.  Solicitation of Holders of Notes.........................37
   Section 19.3.  Binding Effect, Etc......................................38
   Section 19.4.  Notes Held by Company, etc...............................38

SECTION 20.    Notices.....................................................38

SECTION 21.    Reproduction of Documents...................................39

SECTION 22.    Confidential Information....................................39

SECTION 23.    Miscellaneous...............................................40
   Section 23.1.  Successors and Assigns...................................40
   Section 23.2.  Payments Due on Non-Business Days........................40
   Section 23.3.  Severability.............................................41
   Section 23.4.  Construction.............................................41
   Section 23.5.  Counterparts.............................................41
   Section 23.6.  Governing Law............................................41

Signature..................................................................41

SCHEDULE A        -     INFORMATION RELATING TO PURCHASERS

SCHEDULE B        -     DEFINED TERMS

SCHEDULE 5.3      -     Disclosure Materials

SCHEDULE 5.4      -     Subsidiaries of the Company and Ownership of
                        Subsidiary Stock

SCHEDULE 5.5      -     Financial Statements

SCHEDULE 5.8      -     Certain Litigation

SCHEDULE 5.11     -     Patents, etc.

SCHEDULE 5.12     -     Plans

SCHEDULE 5.14     -     Use of Proceeds

SCHEDULE 5.15     -     Debt and Indebtedness as of September 30, 1995

SCHEDULE 10.3(f)  -     Existing Liens

SCHEDULE 12.3     -     Certain Existing Investments

EXHIBIT 1-A       -     Form of 6.81% Senior Note, Series A, due
                        December 15, 2005

EXHIBIT 1-B       -     Form of 6.70% Senior Note, Series B, due
                        December 15, 2005

EXHIBIT 4.4(a)    -     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)    -     Form of Opinion of Special Counsel for the Purchasers

                             Pittway Corporation
                       200 SOUTH WACKER DRIVE, SUITE 700
                         CHICAGO, ILLINOIS  60606-5802

               6.81% SENIOR NOTES, SERIES A, DUE DECEMBER 15, 2005
                                     AND
               6.70% SENIOR NOTES, SERIES B, DUE DECEMBER 15, 2005

                                                 Dated as of December 15, 1995

TO EACH OF THE PURCHASERS LISTED IN
  THE ATTACHED SCHEDULE A:
Ladies and Gentlemen:
     PITTWAY CORPORATION, a Delaware corporation (the "Company"), agrees with you as follows:

SECTION 1.     Authorization of Notes.

     The Company will authorize the issue and sale of (a) $40,000,000 aggregate principal amount of its 6.81% Senior Notes, Series A, due December 15, 2005(the "Series A Notes"), and (b) $35,000,000 aggregate principal amount of its 6.70% Senior Notes, Series B, due December 15, 2005 (the "Series B Notes" and collectively with the Series A Notes, the "Notes", such term to include any such notes issued in substitution therefor pursuant to Sec. 15 of this
Agreement or the Other Agreements (as hereinafter defined)). The Series A Notes shall be substantially in the form set out in Exhibit 1-A and the Series B Notes shall be substantially in the form set out in Exhibit 1-B, in each case with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement, and references to a "Series" or "Series of Notes" shall mean separately the Series A Notes and the Series B Notes.

SECTION 2.     Sale and Purchase of Notes.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Sec. 3, Notes of the Series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements
(the "Other Agreements") identical with this Agreement with the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to the Other Purchasers of Notes of the Series and in the principal amounts specified opposite their respective names in Schedule A.

Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under the Other Agreements and no liability to any Person for the performance or nonperformance by the Other Purchasers thereunder.

SECTION 3.     Closing.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on December 15, 1995 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 76-30751 at Bank of America Illinois (ABA No. 071000039). If at the Closing the Company shall fail to tender such Notes to you as provided above in this Sec. 3, or any of the conditions specified in Sec. 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.     Conditions to Closing.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no
Default or Event of Default shall have occurred and be continuing.   Neither
the Company nor any Restricted Subsidiary (nor, in the case of Sec. 12.2, any Subsidiary) shall have entered into any transaction since September 30, 1995 that would have been prohibited by Sec. 10, 11 or 12 had such Sections applied since such date.

     Section 4.3.     Compliance Certificates.

     (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sec. 4.1, 4.2 and 4.9 have been fulfilled.

     (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

     Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Kirkland & Ellis, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and each Other Purchaser shall purchase, the Notes to be purchased by it at the Closing as specified in Schedule A.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Sec. 17.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Sec. 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau shall have been obtained for each Series of Notes.

     Section 4.9. Changes in Corporate Structure. Except for the merger of Pittway Real Estate, Inc. into the Company, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.     Representations and Warranties of the Company.

     The Company represents and warrants to you that:

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Company has delivered or caused to be delivered to you and the Other Purchasers a copy of a Private Placement Memorandum dated September 22, 1995 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1994, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby. You acknowledge that the Company intends to effect the distribution described in clause (2) of the final sentence of Sec. 10.4, without consideration.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

     (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries and officers and directors of the Company, and (iii) of the Company's directors and executive officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 as being owned by the Company and its Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

     (c) Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its

Subsidiaries, and of the Company and its Restricted Subsidiaries, listed on
Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries, or of the Company and its Restricted Subsidiaries, as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes to be purchased by you will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) other than a violation caused by you, violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. The representations of the Company in clauses (ii) and (iii) above are made in reliance upon and subject to the accuracy of your representations in Sec. 6 of this Agreement, to the extent applicable.

     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate actions and with respect to which the Company or a Subsidiary, as the case may be, has established reserves to the extent and in such amounts as are in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its consolidated Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1990.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Sec. 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11.     Licenses, Permits, Etc.  Except as disclosed in
Schedule 5.11,

     (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known Material conflict with the rights of others;

     (b) to the best knowledge of the Company, no product of the Company or its Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person and the Company has not received notice from any Person of a claimed Material infringement which remains unresolved; and

     (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate has operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to any Plans, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each Plan that is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code or applicable state continuation coverage laws) of the Company and its Restricted Subsidiaries is not Material.

     (e)     Schedule 5.12 contains a complete and correct list of all Plans.

     (f) The execution and delivery of this Agreement and the issuance and sale of Notes to you hereunder will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Sec. 5.12(f) is made in reliance upon and subject to the accuracy of your representation in Sec. 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 45 other insurance companies or pension funds, each of which has substantial assets and extensive experience in investments in securities similar to the Notes and each of which has been offered the Notes at a private sale for investment. Neither the

Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207) under such circumstances as to involve a violation of such Regulation, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

     Section 5.15. Existing Debt and Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt and Indebtedness of the Company and its Restricted Subsidiaries as of September 30, 1995, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt or Indebtedness of the Company or its Restricted Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt or Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Debt or Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt or Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Sec. 10.3 and 11.3.

     Section 5.16. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

     Section 5.17. Environmental Matters. Except as otherwise disclosed to you in writing:

     (a) neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim, against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

     (b) neither the Company nor any Subsidiary has knowledge of any facts which could reasonably be expected to give rise to any claim, public or private, against any of them of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

     (c) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them, or disposed of any Hazardous Materials, in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

     (d) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.This Sec. 5.17, together with the representation set forth in Sec. 5.8(b), sets forth the sole and exclusive representations and warranties of the Company with respect to environmental matters.

SECTION 6.     Representations of the Purchaser.

     Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control.
You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

     (a) if you are an insurance company, the Source is an "insurance company general account" within the meaning of PTE 95-60 and the purchase and holding of Notes by you is eligible for and satisfies the requirements of PTE 95-60, it being understood and agreed that in making such representation, such insurance company is relying on the truth and accuracy of the representation of the Company set forth in Sec. 5.12(e); or

     (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued June 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund and all other requirements for an exemption under PTE 90-1 or 91-38, as applicable, are met; or

     (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

     (d) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(d); or

     (e) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA, and does not include assets of any individual retirement account or individual retirement annuity as described in Section 408 of the Code.

     If you or any subsequent transferee of the Notes issued to you indicates to the Company in writing prior to acquiring such Notes that you or such transferee is relying on any representation contained in paragraph (b), (c) or
(d) above, the Company shall deliver a certificate on the date of the Closing, with respect to you, and on or prior to the date of the transfer of such Notes, with respect to any such transferee, which certificate shall state whether (i) with respect to any plan identified pursuant to paragraph (b) or
(d) above, the Company is a "party in interest" (as defined in Title I, Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e)(2) of the Code), or (ii) with respect to any plan identified pursuant to paragraph (c) above, the Company or any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

     As used in this Sec. 6.2, the terms "employee benefit plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.     Information as to Company.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

     (a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

        (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and
        (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and
        (iii) unless identical to the matters required under clause (i) above, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
        (iv) unless identical to the matters required under clause (ii) above, consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form

10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of Sec. 7.1(a)(iii) and (iv);

     (b) Annual Statements - within 105 days after the end of each fiscal year of the Company, duplicate copies of:

           (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such year, and

           (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year, and

           (iii) unless identical to the matters required under clause (i) above, a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

           (iv) unless identical to the matters required under clause (ii) above, consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and, in the case of the items referred to in Sec. 7.1(b)(i) and (ii), unless such items are identical to the items referred to in Sec. 7.1(b)(iii) and (iv), certified by a Senior Financial Officer in the same manner as required for items delivered under Sec. 7.1(a), and in the case of the items referred to in Sec. 7.1(b)(iii) and (iv), or in Sec. 7.1(b)(i) and (ii) if identical to the items referred to in Sec. 7.1(b)(iii) and (iv), accompanied

          (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

          (B) by a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act and the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of Sec. 7.1(b)(iii) and (iv);

     (c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto, filed by the Company or any Subsidiary with the Securities and Exchange Commission or with any national securities exchange (other than any registration statement on Form S-8 or any successor thereto or any related prospectus or amendment) and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

     (d) Notice of Default or Event of Default - promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (e) ERISA Matters - promptly, and in any event within 10 Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

          (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect as of the date such reportable event occurred; or

          (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a written notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

          (iii) any incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or imposition of any Lien on any of the assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

          (iv) any change in the facts with regard to the status of Plans as identified in Schedule 5.12;

     (f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any written notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

     (g) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     Section 7.2. Officer's Certificate;. Each set of financial statements delivered to a holder of Notes pursuant to Sec. 7.1(a) or Sec. 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

     (a) Covenant Compliance - the information (including detailed calculations as of the end of such quarterly or annual period) required in order to establish whether the Company was in compliance with the requirements of Sec. 10, 11, 12.1, 12.2, 12.3 and 12.5 during and as of the end of the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations as of the end of such quarterly or annual period of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation as of the end of such quarterly or annual period of the amount, ratio or percentage then in existence); and

     (b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes of a Series that is an Institutional
Investor:

     (a) No Default - if no Default or Event of Default then exists with respect to such Series, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

     (b) Default - if a Default or Event of Default then exists with respect to such Series, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.     PREPAYMENT OF THE NOTES.

     Section 8.1.     Required Prepayments.

     (a) Series A Notes. No prepayments are required to be made with respect to the Series A Notes prior to their expressed maturity date other than prepayments which may be required in connection with an acceleration of the Series A Notes pursuant to the provisions of Sec. 14.1.

     (b) Series B Notes. On December 15, 1999 and on each December 15 thereafter to and including December 15, 2004, the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series B Notes pursuant to Sec. 8.2 or Sec. 8.3 the principal amount of each required prepayment of the Series B Notes becoming due under this Sec. 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of either Series, in an amount not less than $1,000,000 of the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and accrued interest thereon to the date of prepayment plus the applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes of the Series to be prepaid written notice of each optional prepayment under this Sec. 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of such Notes held by such holder to be prepaid (determined in accordance with Sec. 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of such Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. No incorrect determination by the Company of the Make-Whole Amount payable in connection with any Note to be prepaid pursuant to this Sec. 8.2 or that has become or is declared to be immediately due and payable pursuant to Sec. 14.1 shall be binding, and the Required Holders shall be entitled to object to any such computation of the Company and to resolve with the Company the correct computation of such Make-Whole Amount.

     Section 8.3. Optional Prepayment of Series B Notes Without Premium. In the event the Company shall, on or after December 15, 1997, issue and sell shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, it may within 30 days after such transaction, at its option and upon notice as provided below, apply all or any portion of the net cash proceeds of such transaction to the prepayment of up to 50% of the then outstanding principal amount of the Series B Notes by payment of 100% of the principal amount so prepaid, and accrued interest thereon to the date of prepayment, and without payment of the Make-Whole Amount or any premium. The Company will give each holder of the Series B Notes written notice of each optional prepayment under this Sec. 8.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series B Notes to be prepaid on such date, the principal amount of such Series B Notes held by such holder to be prepaid (determined in accordance with Sec. 8.4), and the interest to be paid.

     Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of either Series, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     Section 8.5. Maturity; Surrender, Etc. In the case of each pre-payment of Notes pursuant to this Sec. 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate which it controls or any Restricted Subsidiary to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Applicable Spread" means (a) with respect to the Series A Notes, .50%; and (b) with respect to the Series B Notes, .73%.

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Sec. 8.2 or has become or is declared to be immediately due and payable pursuant to Sec. 14.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, the Applicable Spread plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one decimal point) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by
     (b) the number of years (calculated to the nearest one decimal point) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sec. 8.2 or Sec. 14.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Sec. 8.2 or has become or is declared to be immediately due and payable pursuant to Sec. 14.1, as the context requires.

SECTION 9.     AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. The Company will and will cause each of its Restricted Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if the Company or such Restricted Subsidiary has established reserves therefor to the extent and in such amounts as are in accordance with GAAP) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, unless failure to maintain such insurance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.3. Maintenance of Properties. The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business.

     Section 9.4. Payment of Taxes and Claims. The Company will and will cause each of its Restricted Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, provided that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and by appropriate actions which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary, and the Company or such Restricted Subsidiary has established reserves therefor to the extent and in such amounts as are in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (ii) the nonpayment of all such taxes and assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, Etc. Subject to Sec. 12.5, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sec. 10.4, 11.4 and 12.5 the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 10.     NEGATIVE COVENANTS APPLICABLE TO SERIES A NOTES.

     The Company covenants with the holders of the Series A Notes that so long as any of the Series A Notes are outstanding:

     Section 10.1. Limitation on Debt of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to create, assume, incur or in any manner become liable in respect of any Debt (other than Debt owing to the Company or to a Restricted Subsidiary) unless (x) immediately after giving effect thereto, the sum of (without duplication) (A) the aggregate principal amount of such Debt of Restricted Subsidiaries then outstanding, and (B) the aggregate principal amount of Debt of the Company and the Restricted Subsidiaries secured by Liens pursuant to clause (h) of Sec. 10.3 then outstanding shall not exceed 10% of Consolidated Total Assets, and (y) the Company shall then be in compliance with the provisions of Sec. 10.2.

     Section 10.2. Maintenance of Financial Condition. The Company will not at any time permit Consolidated Total Debt to exceed 50% of Series A Total Capitalization, after deducting from Series A Total Capitalization the amount of all assets which are then included as Permitted Investments under clause
(l) of the definition thereof (other than any such Permitted Investments under clause (l) which are Investments in Unrestricted Subsidiaries made after the date of the Closing).

     Section 10.3. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Sec. 9.4;

          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; provided that reserves therefor have been established to the extent and in such amounts as are in accordance with GAAP;

          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including without limitation Liens in connection with workers' compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions; provided that reserves therefor have been established to the extent and in such amounts as are in accordance with GAAP;

          (d) minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

          (e) Liens securing Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (f)     Liens existing on the date of the Closing and reflected in
     Schedule 10.3(f);

          (g) Liens, including Capital Leases, incurred after the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or construction of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were originally given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition (such existing Liens being herein called the "Existing Liens"), provided that (i) the Lien shall attach solely to the fixed assets acquired, constructed or purchased, or any accessions or attachments thereto, (ii) at the time of acquisition or construction of such fixed assets, the aggregate amount remaining unpaid on all Debt secured by Liens (other than Existing Liens) on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or construction of such fixed assets (as determined in good faith by the chief financial officer of the Company), and (iii) all such Debt shall have been incurred within the limitations provided in Sec. 10.1 and Sec. 10.2;and
          (h) Liens, which would otherwise not be permitted by clauses (a) through (g) above, securing Debt of the Company or a Restricted Subsidiary; provided that (x) immediately after giving effect thereto, the sum of (without duplication) (A) the aggregate principal amount of Debt of the Company and the Restricted Subsidiaries secured by Liens pursuant to this clause (h) then outstanding, and (B) the aggregate principal amount of Debt of Restricted Subsidiaries (other than to the Company or a Restricted Subsidiary) then outstanding, shall not exceed 10% of Consolidated Total Assets, and (y) the Company shall then be in compliance with the provisions of Sec. 10.2.

     Section 10.4. Sales of Assets. The Company will not, and will not permit any Restricted Subsidiary to sell, lease or otherwise dispose of any substantial part of the assets of the Company and its Restricted Subsidiaries. As used in this Sec. 10.4, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries only if the net proceeds received therefor, when added to the net proceeds received for all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries subsequent to the Closing and during the 365 day period immediately preceding such sale, lease or other disposition, exceeds 10% of Consolidated Total Assets (determined as at the end of the fiscal quarter of the Company immediately preceding such 365 day period) and a merger by a Restricted Subsidiary into another Person without such Restricted Subsidiary being the survivor of such merger and in which such Person is not the Company or a Restricted Subsidiary or a Person which thereupon becomes a Restricted Subsidiary shall be deemed a disposition by such Restricted Subsidiary of all of its assets; provided that in all such sales, leases or other dispositions, the Company and the Restricted Subsidiaries shall have received no less than fair market value or fair rental value therefor. Computations under this Sec. 10.4 shall include all issues or sales of any shares of any class (including as "shares" for the purposes of this Sec. 10.4, any warrants, rights or options to purchase or otherwise acquire shares or other Securities exchangeable for or convertible into shares) of any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary over which the Company shall have at least the same degree of ownership and control as it did with respect to the Restricted Subsidiary issuing or selling such shares, except shares issued or sold for the purpose of qualifying directors, or except shares issued or sold in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or Restricted Subsidiaries whereby the Company and/or such Restricted Subsidiaries maintain their same proportionate interest in such Restricted Subsidiary. Computations under this Sec. 10.4 shall not include:

          (1) sales, leases or other dispositions in the ordinary course of business of the Company or any Restricted Subsidiary;

          (2) a one-time sale or other distribution of the stock and/or assets of Penton Publishing, Inc. and Curtin & Pease/Peneco, Inc., provided that, on the date thereof, such stock and/or assets do not comprise more than 20% of Consolidated Total Assets; or

          (3) sales, leases or other dispositions (i) by the Company to any Wholly-Owned Restricted Subsidiary, or (ii) by any Restricted Subsidiary to the Company or to any Wholly-Owned Restricted Subsidiary, or (iii) by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to another Restricted Subsidiary, provided that (x) in the case of any sale, lease or other disposition pursuant to clause (iii), the same is made for fair market value or fair rental value, and (y) immediately after the consummation of any sale, lease or other disposition pursuant to clause (i), (ii) or (iii) and after giving effect thereto, no Default or Event of Default exists or would exist.

     Section 10.5. Limitation on Designation of Unrestricted Subsidiaries. The provisions of Sec. 12.6 to the contrary notwithstanding:

          (a) the Company will not designate any Subsidiary which has been a Restricted Subsidiary but has subsequently been designated as an Unrestricted Subsidiary to be a Restricted Subsidiary; and

          (b) the Company will not designate any Restricted Subsidiary to be an Unrestricted Subsidiary in order to cure or avoid a Default or an Event of Default.

     Section 10.6. Amendments of Series B Notes. The Company will not amend this Agreement or the Series B Notes or in any other manner provide for or permit the holders of the Series B Notes (a) to be prepaid with a Make-Whole Amount, or similar premium, computed using an Applicable Spread of less than .73%; or (b) to have applicable thereto an Event of Default which is of the nature of the Event of Default provided for in Sec. 13(h) which is more favorable to the holders of the Series B Notes than that set forth in Sec. 13(h) on the date of Closing.

     Section 10.7. Loans to Officers, Etc. The Company will not at any time permit the aggregate unpaid principal amount of all loans or advances by the Company or a Restricted Subsidiary to officers, directors or employees of the Company or a Restricted Subsidiary to exceed $5,000,000.

SECTION 11.     NEGATIVE COVENANTS APPLICABLE TO SERIES B NOTES.

The Company covenants with the holders of the Series B Notes that so long as any of the Series B Notes are outstanding:

     Section 11.1. Limitation on Indebtedness of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to create, assume, incur or in any manner become liable in respect of any Indebtedness (other than Indebtedness owing to the Company or to a Restricted Subsidiary) unless (x) immediately after giving effect thereto, the sum of (without duplication) (A) the aggregate principal amount of such Indebtedness of Restricted Subsidiaries then outstanding, and (B) the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries secured by Liens pursuant to clause (h) of Sec. 11.3 then outstanding shall not exceed 10% of Consolidated Total Assets, and (y) the Company shall then be in compliance with the provisions of Sec. 11.2.

     Section 11.2. Maintenance of Financial Condition. The Company will not at any time permit Consolidated Total Indebtedness to exceed 50% of Series B Total Capitalization, after deducting from Series B Total Capitalization the amount of all assets which are then included as Permitted Investments under clause (l) of the definition thereof (other than any such Permitted

Investments under clause (l) which are Investments in Unrestricted Subsidiaries made after the date of the Closing).

     Section 11.3. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Sec. 9.4;

          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; provided that reserves therefor have been established to the extent and in such amounts as are in accordance with GAAP;

          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including without limitation Liens in connection with workers' compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions; provided that reserves therefor have been established to the extent and in such amounts as are in accordance with GAAP;

          (d) minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

          (e) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (f)     Liens existing on the date of the Closing and reflected in
     Schedule 10.3(f);

          (g) Liens, including Capital Leases, incurred after the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or construction of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Existing Liens (as defined in Sec. 10.3(g)), provided that (i) the Lien shall attach solely to the fixed assets acquired, constructed or purchased, or any accessions or attachments thereto, (ii) at the time of acquisition or construction of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens (other than Existing Liens) on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or construction of such fixed assets (as determined in good faith by the chief financial officer of the Company), and (iii) all such Indebtedness shall have been incurred within the limitations provided in Sec. 11.1 and Sec. 11.2; and

          (h) Liens, which would otherwise not be permitted by clauses (a) through (g) above, securing Indebtedness of the Company or a Restricted Subsidiary; provided that (x) immediately after giving effect thereto, the sum of (without duplication) (A) the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries secured by Liens pursuant to this clause (h) then outstanding, and (B) the aggregate principal amount of Indebtedness of Restricted Subsidiaries (other than to the Company or a Restricted Subsidiary) then outstanding, shall not exceed 10% of Consolidated Total Assets, and (y) the Company shall then be in compliance with the provisions of Sec. 11.2.

     Section 11.4. Sales of Assets. The Company will not, and will not permit any Restricted Subsidiary to sell, lease or otherwise dispose of any substantial part of the assets of the Company and its Restricted Subsidiaries. As used in this Sec. 11.4, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries only if the net proceeds received therefor, when added to the net proceeds received for all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries subsequent to the Closing and during the 365 day period immediately preceding such sale, lease or other disposition, exceeds 10% of Consolidated Total Assets (determined as at the end of the fiscal quarter of the Company immediately preceding such 365 day period) and a merger by a Restricted Subsidiary into another Person without such Restricted Subsidiary being the survivor of such merger and in which such Person is not the Company or a Restricted Subsidiary or a Person which thereupon becomes a Restricted Subsidiary shall be deemed a disposition by such Restricted Subsidiary of all of its assets; provided that in all such sales, leases or other dispositions, the Company and the Restricted Subsidiaries shall have received no less than fair market value or fair rental value therefor. Computations under this Sec. 11.4 shall include all issues or sales of any shares of any class (including as "shares" for the purposes of this Sec. 11.4, any warrants, rights or options to purchase or otherwise acquire shares or other Securities exchangeable for or convertible into shares) of any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary over which the Company shall have at least the same degree of ownership and control as it did with respect to the Restricted Subsidiary issuing or selling such shares, except shares issued or sold for the purpose of qualifying directors, or except shares issued or sold in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or Restricted Subsidiaries whereby the Company and/or such Restricted Subsidiaries maintain their same proportionate interest in such Restricted Subsidiary. Computations under this Sec. 11.4 shall not include:

          (1) sales, leases or other dispositions in the ordinary course of business of the Company or any Restricted Subsidiary;

          (2) a one-time sale or other distribution of stock and/or assets, provided that, on the date of such transaction, such stock and/or assets do not comprise more than 20% of Consolidated Total Assets; or

          (3) sales, leases or other dispositions (i) by the Company to any Wholly-Owned Restricted Subsidiary, or (ii) by any Restricted Subsidiary to the Company or to any Wholly-Owned Restricted Subsidiary, or (iii) by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to another Restricted Subsidiary, provided that (x) in the case of any sale, lease or other disposition pursuant to clause (iii), the same is made for fair market value or fair rental value, and (y) immediately after the consummation of any sale, lease or other disposition pursuant to clause (i), (ii) or (iii) and after giving effect thereto, no Default or Event of Default exists or would exist.

SECTION 12.     NEGATIVE COVENANTS APPLICABLE TO ALL NOTES

     The Company covenants with the holders of the Notes that so long as any of the Notes are outstanding:

     Section 12.1. Sale and Leaseback. The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer any property (other than real property) to any Person other than the Company or a Restricted Subsidiary and thereupon lease, as lessee, the same property unless such lease constitutes a Capital Lease and, after giving effect thereto, the Company would be in compliance with the provisions of Sec. 10.2, 11.2, 10.3 and 11.3.

     Section 12.2. Restricted Payments. The Company will not except as hereinafter provided:

          (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

          (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

          (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

if after giving effect thereto any Event of Default shall have occurred and be continuing.

     Notwithstanding the foregoing, the Company may (i) pay any dividend which it has declared, provided that such declaration did not violate this Sec. 12.2 and such dividend is paid within 60 days after such declaration, and (ii) make the distribution referred to in clause (2) of the final sentence of Sec. 10.4, without consideration.

     Section 12.3. Permitted Investments. The Company will not, and will not permit any of its Restricted Subsidiaries to, make or suffer to exist any Investments other than Permitted Investments.

     Section 12.4. Transactions with Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, unless such transaction or transactions (i) are in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, or (ii) could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     Section 12.5. Merger, Consolidation, Etc. The Company will not and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of related transactions to any Person (except that a Restricted Subsidiary may (x) merge with another Person as long as the Restricted Subsidiary is the survivor of such merger, (y) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or a series of related transactions, to (i) another Restricted Subsidiary, (ii) a Person which upon consummation of such action becomes a Restricted Subsidiary, or
(iii) the Company; provided that in a merger with the Company, the Company shall be the survivor of such merger, and (z) convey, transfer or lease all or substantially all of its assets, or merge with another Person without the Restricted Subsidiary being the survivor of such merger, in compliance with the provisions of Sec. 10.4 and Sec. 11.4, if immediately after giving effect to any such transaction no Default or Event of Default would exist); provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company to, any Person so long as:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation
     (i) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Sec. 12.5 from its liability under this Agreement or the Notes.

     Section 12.6. Designation of Restricted and Unrestricted Subsidiaries. (a) Subject to Sec. 10.5(b) so long as any of the Series A Notes are outstanding, the Company, pursuant to a determination by its chief financial officer, may at any time and from time to time, upon not less than 30 days' prior written notice given to each holder of the Notes, designate any Restricted Subsidiary as an Unrestricted Subsidiary, provided that (i) at the time of such designation the Subsidiary so designated does not own, directly or indirectly, any capital stock or Debt of any other Restricted Subsidiary, and (ii) immediately after such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

     (b) Any notice of designation pursuant to Sec. 12.6(a) shall be accompanied by a certificate of a Responsible Officer of the Company (i) stating that the provisions of Sec. 12.6(a) will be complied with in connection with such designation, (ii) setting forth the name of each Subsidiary which will become an Unrestricted Subsidiary as a result of such designation, and (iii) setting forth reasonably detailed pro forma computations demonstrating compliance with clause (ii) of Sec. 12.6(a).

     (c) Subject to Sec. 10.5(a) so long as any of the Series A Notes are outstanding, the Company may at any time and from time to time, pursuant to a determination by its chief financial officer, upon not less than 30 days' prior written notice given to each holder of the Notes, designate any Unrestricted Subsidiary as a Restricted Subsidiary, provided that immediately after such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

     (d) Any notice of designation pursuant to Sec. 12.6(c) shall be accompanied by a certificate of a Responsible Officer of the Company (i) stating that the requirement contained in the proviso to Sec. 12.6(c) will be complied with and setting forth reasonably detailed pro forma computations demonstrating such compliance, (ii) setting forth the name of each Unrestricted Subsidiary which will become a Restricted Subsidiary as a result of such designation, and (iii) setting forth, as to each such Unrestricted Subsidiary which will become a Restricted Subsidiary, each of the representations set forth in Sec. 5.4(b), (c) and (d).

SECTION 13.     EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) in the case of Notes of either Series, the Company defaults in the payment of any principal on any Note of such Series when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) in the case of Notes of either Series, the Company defaults in the payment of any interest or Make-Whole Amount, if any, on any Note of such Series for more than five Business Days after the same becomes due and payable; or

          (c) in the case of the Series A Notes, the Company defaults in the performance of or compliance with any term contained in Sec. 10.1, Sec. 10.2, Sec. 10.3, Sec. 10.4, or Sec. 10.7 or in Sec. 12.1 through 12.5, both inclusive, and such default is not remedied within ten Business Days; or

          (d) in the case of the Series A Notes, the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sec. 11 or in paragraphs (a), (b) or (c) of this Sec. 13) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Series A Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Sec. 13); or

          (e) in the case of the Series B Notes, the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sec. 10 or in paragraphs (a) and (b) of this Sec. 13) and such default is not remedied within 30 days after written notice thereof to the holders of the Series B Notes shall have been given by the Company; or

          (f) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (g) in the case of the Series A Notes, (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt (including, without limitation, the Series B Notes) that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or
     (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt; provided, however, that the provisions of this paragraph (g) of Sec. 13 shall not apply to any Debt which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which the Company or any Restricted Subsidiary is a participant without further recourse to or liability of the Company or any Restricted Subsidiary; or

          (h) in the case of the Series B Notes, the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (including, without limitation, the Series A Notes) that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto; provided, however, that the provisions of this paragraph (h) of Sec. 13 shall not apply to any Indebtedness which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which the Company or any Restricted Subsidiary is a participant without further recourse to or liability of the Company or any Restricted Subsidiary; or

          (i) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (j) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

          (k) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and an amount thereof aggregating in excess of $25,000,000 is not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or is not discharged within 60 days after the expiration of such stay; or

          (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a written notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate in writing that a Plan will become a subject of any such proceedings, (iii) as of the then most recent dates as of which actuarial evaluations were prepared, the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through
     (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Sec. 13(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 14.     REMEDIES ON DEFAULT, ETC.

     Section 14.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (i) or (j) of Sec. 13 (other than an Event of Default described in clause (i) of paragraph (i) or described in clause (vi) of paragraph (i) by virtue of the fact that such clause encompasses clause (i) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any Event of Default described in paragraph (c), (d) or (g) of Sec. 13 has occurred and is continuing, any holder or holders of 51% or more in principal amount of the Series A Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Series A Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (e) or (h) of Sec. 13 has occurred and is continuing, any holder or holders of 51% or more in principal amount of the Series B Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Series B Notes than outstanding to be immediately due and payable.

     (d) If any other Event of Default other than those described in clauses (a), (b) or (c) of this Sec. 14.1 has occurred and is continuing, any holder or holders of 51% or more in principal amount of the Notes of either Series at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes of such Series then outstanding to be immediately due and payable.

     (e) If any Event of Default described in paragraph (a) or (b) of Sec. 13 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Note's becoming due and payable under this Sec. 14.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the applicable Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 14.2. Other Remedies. If any Default or Event of Default has occurred and is continuing with respect to any Series of Notes, and irrespective of whether any Notes of such Series have become or have been declared immediately due and payable under Sec. 14.1, the holder of any Note of such Series at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note of such Series, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 14.3. Rescission. At any time after any Notes of any Series have been declared due and payable pursuant to clause (b), (c) (d) or (e) of Sec. 14.1, the holders of not less than 66-2/3% in principal amount of the Notes of such Series then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences with respect to such Series if (a) the Company has paid all overdue interest on the Notes of such Series, all principal of and Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such Series, at the applicable Default Rate, (b) all Events of Default and Defaults with respect to such Series, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Sec. 19, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes of such Series. No rescission and annulment under this Sec. 14.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 14.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Sec. 17, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Sec. 14, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 15.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     Section 15.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 15.2.     Transfer and Exchange of Notes.

     (a) Subject to Sec. 6.1, upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be of the same Series as the surrendered Note, shall (subject to Sec. 6.1) be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A or Exhibit 1-B, as appropriate. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

     (b) Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of either Series, one Note of such Series may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Sec. 6.2 and that it is not a Competitor.

     Section 15.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, you or an Other Purchaser or another holder of a Note with a minimum net worth of at least $1,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of such Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 16.     PAYMENTS ON NOTES.

     Section 16.1. Place of Payment. Subject to Sec. 16.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal executive office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States or the principal office of a bank or trust company in the United States.

     Section 16.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Sec. 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Sec. 16.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Sec. 15.2. The Company will afford the benefits of this Sec. 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Sec. 16.2.

SECTION 17.     EXPENSES, ETC.

    Section 17.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and the Other Purchasers or holders of Notes in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     Section 17.2. Survival. The obligations of the Company under this Sec. 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 18.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 19.     AMENDMENT AND WAIVER.

     Section 19.1. Requirements. This Agreement, insofar as it relates to Notes of a particular Series, and the Notes of a particular Series may be amended, and the observance of any term hereof, insofar as it relates to such Notes, or of such Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holder or holders of at least 51% in unpaid principal amount of the Notes of such Series, except that (a) no amendment or waiver of any of the provisions of Sec. 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note of such Series at the time outstanding, (i) subject to the provisions of Sec. 14 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes of such Series, (ii) change the percentage of the principal amount of the Notes of such Series the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sec. 8, 13(a), 13(b), 14, 19 or 22.

     Section 19.2.     Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes of the Series with respect to which an amendment, waiver or consent is being sought (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of such Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Sec. 19 to each holder of outstanding Notes, without regard to Series, promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes of the Series affected.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes of any Series as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof related to such Series unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes of such Series then outstanding even if such holder did not consent to such waiver or amendment.

     Section 19.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Sec. 19 applies equally to all holders of Notes of the Series affected and is binding upon them and upon each future holder of any such Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 19.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes of either Series then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes of such Series, or have directed the taking of any action provided herein or in such Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of such Notes then outstanding, Notes of such Series directly or indirectly owned by the Company or any of its Restricted Subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 20.     NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Financial Vice President, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Sec. 20 will be deemed given only when actually received.

SECTION 21.     REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Sec. 21 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 22.     CONFIDENTIAL INFORMATION.

     For the purposes of this Sec. 22, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or by another Person known to you to be under an obligation of confidentiality or (d) constitutes financial statements delivered to you under Sec. 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers and employees (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your affiliates, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Sec. 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Sec. 22), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Sec. 22), (vi) any federal or state regulatory authority having jurisdiction over you to the extent such delivery or disclosure is required by it or is reasonably deemed necessary by you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio to the extent such delivery or disclosure is required by it or is reasonably deemed necessary by you, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate
(w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement; provided, however, that in the case of clauses (viii)(x) or (y), prompt notice of such subpoena, other legal process or potential use of such Confidential Information in such litigation is given to the Company in order to permit the Company to seek appropriate protective orders. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Sec. 22 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Sec. 22.

SECTION 23.     MISCELLANEOUS.

     Section 23.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 23.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 23.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 23.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 23.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 23.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                          *     *     *     *     *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                     Very truly yours,

                                     PITTWAY CORPORATION



                                     By: /s/Paul R. Gauvreau
                                       Financial Vice President and Treasurer

The foregoing is hereby agreed
to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

                   Information Relating to Purchasers

     NAME AND ADDRESS                          PRINCIPAL AMOUNT AND SERIES
       OF PURCHASER                             OF NOTES TO BE PURCHASED

Metropolitan Life Insurance Company                    $30,000,000
One Madison Avenue                                   Series A Notes
New York, New York  10010
Attention:  Treasurer
Telecopier Number:  (212) 578-3910

Payments
All payments on or in respect of the Series A
Notes to be by bank wire transfer of Federal or other immediately available funds not later than 12:00 noon, New York time, on any date such payment is due (identifying each payment as Pittway Corporation, 6.81% Senior Notes,
Series A, due December 15, 2005, PPN 725790 A* 0, principal or interest) to:

     The Chase Manhattan Bank, N.A.
     (ABA #021000021)
     Metropolitan Branch
     33 East 23rd Street
     New York, New York  10010
     for credit to:  Metropolitan Life Insurance Company
     Account Number 002-2-410591

Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notice to:

     Metropolitan Life Insurance Company
     Suite 800
     One Lincoln Centre
     Oak Brook Terrace, Illinois  60181
     Attention:  Assistant Vice President
     Telephone Number:  (708) 916-2565
     Telecopier Number:  (708) 916-2575

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5581829


                                  SCHEDULE A
                         (to Note Purchase Agreement)

                        Information Relating to Purchasers

     NAME AND ADDRESS                          PRINCIPAL AMOUNT AND SERIES
       OF PURCHASER                              OF NOTES TO BE PURCHASED

Metropolitan Property and Casualty
   Insurance Company                                    $10,000,000
700 Quaker Lane                                       Series A Notes
Warwick, Rhode Island  02886
Attention:  Treasurer

Payments
All payments on or in respect of the Series
A Notes to be by bank wire transfer of Federal or other immediately available funds not later than 12:00 noon, New York time, on any date such payment is due (identifying each payment as Pittway Corporation, 6.81% Senior Notes, Series A, due December 15, 2005, PPN 725790 A* 0, principal or interest) to:

     The Chase Manhattan Bank, N.A.
     (ABA #021000021)
     Metropolitan Branch
     33 East 23rd Street
     New York, New York  10010
     for credit to:  Metropolitan Property
        and Casualty Insurance Company
     Account Number 002-1-025432

Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices to:

     Metropolitan Life Insurance Company
     Suite 800
     One Lincoln Centre
     Oak Brook Terrace, Illinois  60181
     Attention:  Assistant Vice President
     Telephone Number:  (708) 916-2565
     Telecopier Number:  (708) 916-2575

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-2725441

     NAME AND ADDRESS                          PRINCIPAL AMOUNT AND SERIES
       OF PURCHASER                             OF NOTES TO BE PURCHASED

Nationwide Life Insurance Company                       $30,000,000
One Nationwide Plaza                                   Series B Notes
Columbus, Ohio  43215-2220
Telecopier Number:  (614) 249-4698

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as Pittway Corporation, 6.70%
Senior Notes, Series B, due December 15, 2005,
PPN 725790 A@ 8, principal or interest) to:

     Morgan Guaranty Trust Company of New York
     (ABA #021-000-238)
     JOURNAL #999-99-024
     For the account of Nationwide Life
        Insurance Company Custody
     Account #71615
     Attention:  Custody Service Department

Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     Nationwide Life Insurance Company
     One Nationwide Plaza-1-32-09
     Columbus, Ohio  43215-2220
     Attention:  Corporate Money Management

All notices and communications other than those in respect to payments to be addressed:

     Nationwide Life Insurance Company
     One Nationwide Plaza-1-33-07
     Columbus, Ohio  43215-2220
     Attention:  Corporate Fixed-Income Securities
     Telecopier Number:  (614) 249-4553

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

     NAME AND ADDRESS                          PRINCIPAL AMOUNT AND SERIES
       OF PURCHASER                             OF NOTES TO BE PURCHASED

Employers Life Insurance Company                        $3,000,000
   of Wausau                                           SERIES B NOTES
2000 Westwood Drive
Wausau, Wisconsin 54401

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as Pittway Corporation, 6.70% Senior
Notes, Series B, due December 15, 2005, PPN
725790 A@ 8, principal or interest) to:

     Morgan Guaranty Trust Company of New York
     (ABA #021-000-238)
     JOURNAL #999-99-024
     For the account of Employers Life Insurance
     Company of Wausau Custody Account #50135
     Attention:  Custody Service Department

Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     Employers Life Insurance Company of Wausau
     2000 Westwood Drive
     Wausau, Wisconsin   54401

All notices and communications other than those
in respect to payments to be addressed:
     Nationwide Life Insurance Company
     2000 Westwood Drive
     Wausau, Wisconsin   54401
     Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:

     NAME AND ADDRESS                          PRINCIPAL AMOUNT AND SERIES
       OF PURCHASER                             OF NOTES TO BE PURCHASED

West Coast Life Insurance Company                      $2,000,000
343 Sansome Street                                   Series B Notes
San Francisco, CA  94104

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as Pittway Corporation, 6.70%
Senior Notes, Series B, due December 15, 2005,
PPN 725790 A@ 8, principal or interest) to:

     Morgan Guaranty Trust Company of New York
     (ABA #021-000-238)
     JOURNAL #999-99-024
     For the account of Nationwide Life Insurance
     Company Custody Account #73290
     Attention:  Custody Service Department

Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     Nationwide Life Insurance Company
     343 Sansome Street
     San Francisco, CA  94104
     Attention:  Karl Snover

All notices and communications other than those in respect to payments to be addressed:

     Nationwide Life Insurance Company
     343 Sansome Street
     San Francisco, CA  94104
     Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:

                                 Defined Terms

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means, at any time, (a) any Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, the Company or a Restricted Subsidiary, (b) any Person beneficially owning or holding, directly or indirectly, 20% or more of any class of voting interests of the Company or a Restricted Subsidiary, and (c) any Person that at such time is an officer of the Company (as opposed to an officer of a division of the Company) or a director of the Company or a Restricted Subsidiary; provided that neither the Company nor a Restricted Subsidiary is an Affiliate. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Business Day" means (a) for the purposes of Sec. 8.2 and Sec. 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Chicago, Illinois are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Closing" is defined in Sec. 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means Pittway Corporation, a Delaware corporation.

     "Competitor" means an entity that (i) is directly engaged substantially in the publishing business or the manufacture and distribution of security equipment and systems, or (ii) controls, is controlled by or is under common control with another entity that is directly engaged substantially in the publishing business or the manufacture and distribution of security equipment and systems unless, in the case of any such control relationship, the first entity has established, or establishes, procedures satisfactory in the Company's reasonable judgment which will prevent Confidential Information from being transmitted or made available to such other entity or any officer, director, employee or agent thereof; provided that in the event the Company or a Subsidiary which would then constitute a "significant subsidiary" under Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing shall become directly engaged substantially in the conduct of a business other than the publishing business or the manufacture and distribution of security equipment and systems and shall request the consent of the holders of the Notes to an amendment to this definition to include such

                                  SCHEDULE B
                         (to Note Purchase Agreement)
business, the holders of the Notes shall not withhold such consent unless they reasonably believe such inclusion of such business in this definition would impair the ability to transfer the Notes to transferees of the type who would normally invest in securities such as the Notes, which transferees would include, without limitation, insurance companies, banks and trust companies, finance and credit companies, investment banks, pension funds, mutual funds and asset management organizations.

     "Confidential Information" is defined in Sec. 22.

     "Consolidated Net Worth" means, at any time,

          (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries at such time plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries at such time, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

          (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

     "Consolidated Total Assets" means the consolidated total assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP.

     "Consolidated Total Debt" means all Debt of the Company and its Restricted Subsidiaries after eliminating inter-company items in accordance with GAAP.

     "Consolidated Total Indebtedness" means all Indebtedness of the Company and its Restricted Subsidiaries after eliminating inter-company items in accordance with GAAP.

     "Debt" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)     Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Debt of the Company shall not include any amount owed by it to any Restricted Subsidiary, and Debt of a Restricted Subsidiary shall not include any amount owed by it to the Company, pursuant to the Company's cash management program. Debt shall not in any event include (i) any direct or indirect Guaranty of obligations (not constituting Debt) of dealers under financing programs with third parties sponsored by the Company or a Restricted Subsidiary, or (ii) any liability for the deferred purchase price of a limited partnership interest or other financial Investment.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of the Series with respect such rate is being determined or (ii) the rate of interest publicly announced by The Chase Manhattan Bank, National Association in New York, New York as its "base" or "prime" rate.

     "Environmental Laws" means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to surface water or to public waste systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under sections 414(b), (c) or (m) of the Code.

     "Event of Default" is defined in Sec. 13.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Liens" is defined in Sec. 10.3(g).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

        (a)     the government of

             (i) the United States of America or any State or other political subdivision thereof, or

             (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

        (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

     In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or hazardous substances or any other substances with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.

     "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Sec. 15.1.

     "Indebtedness" of any Person means (i) all indebtedness of such person for borrowed money, (ii) all Capital Leases of such Person, and (iii) all Guaranties by such Person of Indebtedness of others. Indebtedness of the Company shall not include any amount owed by it to any Restricted Subsidiary, and Indebtedness of a Restricted Subsidiary shall not include any amount owed by it to the Company, pursuant to the Company's cash management program. Indebtedness shall not in any event include (i) any direct or indirect Guaranty of obligations (not constituting Indebtedness) of dealers under financing programs with third parties sponsored by the Company or a Restricted Subsidiary, or (ii) any liability for the deferred purchase price of a limited partnership interest or other financial Investment.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes of such Series then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Investment" means any investment, made in cash or by delivery of property by the Company or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or
(ii) in any property. In no event shall "Investment" include: (i) any Guaranty that constitutes Debt or Indebtedness, (ii) any direct or indirect Guaranty of obligations (not constituting Debt or Indebtedness) of dealers under financing programs with third parties sponsored by the Company or a Restricted Subsidiary (but any amount paid pursuant to such a direct or indirect Guaranty shall, to the extent not reimbursed, constitute an "Investment"), or (iii) any liability for the deferred purchase price of any property other than a limited partnership interest or other financial Investment (but any liability for the deferred purchase price of a limited partnership interest or other financial Investment shall constitute an "Investment").

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in Sec. 8.7.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     "Memorandum" is defined in Sec. 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Notes" is defined in Sec. 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in Sec. 2.

     "Other Purchasers" is defined in Sec. 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Investment" means the following:

          (a) property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (c) Investments in the ordinary course of business in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary and loans or advances, in the ordinary course of business, to the Company from a Restricted Subsidiary at least 80% of the voting and equity interests of which are owned by one or more of the Company and other such Restricted Subsidiaries;

          (d) Investments existing on the date of the Closing in Unrestricted Subsidiaries and in United States Satellite Broadcasting, Inc., Cylink Corporation and DSC Enterprises, Inc. and disclosed in
     Schedule 12.3, and any restructurings or extensions thereof which do not increase the amount thereof;

          (e) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (f) Investments in certificates of deposit, Eurodollar deposits, or banker's acceptances issued by an Acceptable Bank at the time of acquisition thereof, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (g) Investments in commercial paper given a rating of "A" or better by S&P or "A" or better by Moody's at the time of acquisition thereof, and maturing not more than 365 days from the date of creation thereof;

          (h) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "A" or better by S&P or "A" or better by Moody's at the time of acquisition thereof, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (i) Investments in adjustable rate preferred stock in which the rate reset period is less than one year and which is rated "BBB" or better by S&P or "baa" or better by Moody's at the time of acquisition thereof;

          (j) Loans and advances in the ordinary course of business, and any restructurings or extensions thereof which do not increase the amount thereof, to suppliers, officers, directors and employees of the Company or a Restricted Subsidiary incidental to carrying on the business of the Company or a Restricted Subsidiary (including, without limitation, employee relocation loans);

          (k) receivables, loans and advances from or to Unrestricted Subsidiaries arising from activities conducted in the ordinary course of business between the Company or its Restricted Subsidiaries on the one hand and its Unrestricted Subsidiaries on the other hand;

          (l) Investments in addition to those described in clauses (a) through (k) provided that the aggregate amount of Investments permitted pursuant to this clause (l) shall not at any time exceed 25% of Consolidated Total Assets; and

          (m) Investments in addition to those described in clauses (a) through (l), provided that the aggregate amount of Investments permitted pursuant to this clause (m) shall not at any time exceed $5,000,000 and that no Investment in a leveraged lease or affordable housing transaction is permitted under this clause (m).

For purposes of this Agreement, an Investment shall be valued at the lesser of
(i) cost and (ii) the value at which such Investment is to be shown on the books of the Company and its Restricted Subsidiaries in accordance with GAAP.

     As used in this definition of "Permitted Investments":

          "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, and has capital, surplus and undivided profits aggregating at least $250,000,000, or (ii) which is organized under the laws of any jurisdiction outside the United States of America, has a branch office within the United States of America and has capital, surplus and undivided profits aggregating at least $1,000,000,000.

          "Moody's" means Moody's Investors Service, Inc.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

          "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA), other than a Multiemployer Plan, that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "PTE 95-60" means the Department of Labor Prohibited Transaction Exemption 95-60 issued July 12, 1995.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Required Holders" means the holders of 66-2/3% or more in principal amount of each Series of Notes acting separately, or in the case of a matter involving only a separate Series of Notes, the holders of 66-2/3% or more in principal amount of the Notes of such Series.

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security" has the meaning set forth in Section 2(1) of the Securities
Act.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer or treasurer of the Company.

     "Series" or "Series of Notes" is defined in Sec. 1.

     "Series A Notes" is defined in Sec. 1.

     "Series B Notes" is defined in Sec. 1.

     "Series A Total Capitalization" means the sum of (i) Consolidated Total Debt, (ii) deferred income tax liability of the Company and its Restricted Subsidiaries determined in accordance with GAAP, and (iii) Consolidated Net Worth.

     "Series B Total Capitalization" means the sum of (i) Consolidated Total Indebtedness, (ii) deferred income tax liability of the Company and its Restricted Subsidiaries determined in accordance with GAAP, and (iii) Consolidated Net Worth.

     "Source" is defined in Sec. 6.2.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

    "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect t hereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Unrestricted Subsidiary" means any Subsidiary which has been designated as such pursuant to the provisions of this Agreement.

     "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests (except directors' qualifying shares) of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                            [Form of Series A Note]

                              Pittway Corporation

              6.81% Senior Note, Series A, Due December 15, 2005

No. [_________]                                                       [Date]
$[____________]                                            PPN[____________]

     FOR VALUE RECEIVED, the undersigned, PITTWAY CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on December 15, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.81% per annum from the date hereof, payable semi-annually, on the 15th day of June and December in each year, commencing with the first of such dates next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.81% or (ii) the rate of interest publicly announced by The Chase Manhattan Bank, National Association from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal executive office of the Company in Chicago, Illinois, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes, Series A (herein called the "Series A Notes"), issued pursuant to separate Note Purchase Agreements, dated as of December 15, 1995 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and pursuant to which the Company is also issuing a series of Senior Notes, Series B (herein called the "Series B Notes" and collectively with the Series A Notes, the "Notes"). This Note is, together with such other Notes, entitled to the benefits of said Note Purchase Agreements. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Sec. 22 of the Note Purchase Agreements and (ii) to have made the representation set forth in Sec. 6.2 of the Note Purchase Agreements and that it is not a Competitor (as defined in the Note Purchase Agreements).

                                 EXHIBIT 1-A
                       (to Note Purchase Agreement)

     This Note is a registered Note and, as provided in and subject to Sec.
6.1 of the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series A Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be governed by the laws of the State of New York.

                                      PITTWAY CORPORATION



                                      By______________________________________
                                        Financial Vice President and Treasurer





                                   1-A-2

                            [Form of Series B Note]

                              Pittway Corporation

              6.70% Senior Note, Series B, due December 15, 2005

No. [_________]                                                        [Date]
$[____________]                                             PPN[____________]

     FOR VALUE RECEIVED, the undersigned, PITTWAY CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on December 15, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.70% per annum from the date hereof, payable semi-annually, on the 15th day of June and December in each year, commencing with the first of such dates next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.70% or (ii) the rate of interest publicly announced by The Chase Manhattan Bank, National Association from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal executive office of the Company in Chicago, Illinois, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes, Series B (herein called the "Series B Notes"), issued pursuant to separate Note Purchase Agreements, dated as of December 15, 1995 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and pursuant to which the Company is also issuing a series of Senior Notes, Series A (herein called the "Series A Notes" and collectively with the Series B Notes, the "Notes"). This Note is, together with such other Notes, entitled to the benefits of said Note Purchase Agreements. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Sec. 22 of the Note Purchase Agreements and (ii) to have made the representation set forth in Sec. 6.2 of the Note Purchase Agreements and that it is not a Competitor (as defined in the Note Purchase Agreements).

                                  EXHIBIT 1-B
                         (to Note Purchase Agreement)

     This Note is a registered Note and, as provided in and subject to Sec.
6.1 of the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series B Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be governed by the laws of the State of New York.

                                      PITTWAY CORPORATION



                                      By____________________________________
                                      Financial Vice President and Treasurer




                                   1-B-2